Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116837) and Form S-3 (Nos. 333-126312, 333-126573,333-127464 and 333-133353) of Strategic Hotels & Resorts, Inc. of our report dated April 3, 2006 relating to the financial statements of Scottsdale Princess Partnership, which appears in the Current Report on Form 8-K/A of Strategic Hotels & Resorts, Inc. dated November 15, 2006.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
November 15, 2006